Exhibit 10.5

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

IMPERIAL CAPITAL GROUP, L.P.

Dated as of                  , 2010

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

IMPERIAL CAPITAL GROUP, L.P.

THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of Imperial Capital Group, L.P. (formerly known as, and successor by statutory conversion to, Imperial Capital Group, LLC) (the “Partnership”) is entered into and shall be effective as of the commencement of business on the      day of                 , 2010, by and between Imperial Capital Group, Inc., a Delaware corporation (the “Public Company” or the “General Partner”), ICGI Holdings, LLC, a Delaware limited liability company (“ICGI Holdings” or the “Initial General Partner”) and Imperial Capital Group Holdings, LLC (the “ICGH LLC”), pursuant to the provisions of the Act, on the terms and conditions set forth hereinafter.

WHEREAS, the Partnership has been formed by the Initial General Partner and ICGH LLC by conversion of Imperial Capital Group, LLC into a limited partnership in order to facilitate transactions associated with the public offering of Class A common stock of the Public Company (the “Public Offering”);

WHEREAS, the Public Company has been organized to undertake the Public Offering and to acquire interests in the Partnership and manage the Partnership as its general partner; and

WHEREAS, as a condition of the purchase and sale of interests in the Partnership to the Public Company and the admission of the Public Company to the Partnership as the general partner, the Public Company and ICGI Holdings have agreed to amend and restate the limited partnership agreement of the Partnership as hereinafter set forth.

NOW, THEREFORE, the General Partner and ICGI Holdings, as the sole Partners and holders of all of the interests in the Partnership, do hereby amend and restate the limited partnership agreement of the Partnership in its entirety as follows:

ARTICLE I.

DEFINITIONS

The following terms when used in this Agreement shall have the following meanings:

“Act” shall mean the Delaware Revised Uniform Partnership Act, 6 Del. C. § 17-101 et seq., as amended, and any successor to such statute.

“Agreement” means this Amended and Restated Partnership Agreement of Imperial Capital Group, L.P., as amended from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

“Capital Account” shall mean, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(i) The Capital Account of each Partner shall be increased by (i) the amount of any cash Capital Contribution by the Partner to the Partnership, (ii) the fair market value of any property contributed by the Partner to the Partnership (net of liabilities that the Partnership is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code) and (iii) allocations to the Partner of Partnership Profits and other items of income and gain pursuant to Article IV, including income and gain exempt from tax, and income and gain described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items of income and gain described in Regulations Section 1.704-1(b)(4)(i).

(ii) The Capital Account of each Partner shall be decreased by (i) the amount of any cash distributed to such Partner, (ii) the fair market value of any property distributed to such Partner (net of any liabilities that such Partner is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code), (iii) allocations to the Partner of expenditures described in Section 705(a)(2)(B) of the Code, and (iv) allocations to the Partner of Partnership Losses and other items of loss and deduction pursuant to Article IV, including loss and deduction described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause (iii) above and items of loss and deduction described in Regulations Sections 1.704-1(b)(4)(i) and (iii).

(iii) A single Capital Account shall be maintained for each Partner, which Capital Account shall reflect all allocations, distributions, or other adjustments required with respect to the interest in the Partnership owned by such Partner.

(iv) If, pursuant to Regulations Section 1.704-1(b)(2)(iv)(d) or 1.704-1(b)(2)(iv)(f), property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of such property, the Partners’ Capital Accounts shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation. depletion, amortization, and gain or loss, as computed for book purposes, with respect to such property.

(v) Upon any transfer of all or part of an interest in the Partnership, as permitted by this Agreement, the Capital Account (or portion thereof) of the transferor that is attributable to the transferred interest (or portion thereof) shall carry over to the transferee, as prescribed by Regulations Section 1.704-1(b)(2)(iv)(1).

(vi) Notwithstanding anything to the contrary in this definition, it is the intention of the Partners that the Capital Accounts of the Partners be maintained strictly in accordance with the capital account maintenance requirements of Regulations Section 1.704-1(b)(2)(iv), and that such Capital Accounts be adjusted to the extent required by the provisions of such regulations or any successor provisions thereto.

“Capital Contribution” means, with respect to any Partner, the amount of money and the gross fair market value of any property (other than money) contributed to the Partnership with respect to the Interest in the Partnership held by such Partner pursuant to the terms of this Agreement.

“Carrying Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Carrying Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the Partnership;

(ii) The Carrying Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for the redemption of an Interest in the Partnership; (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (d) any other circumstance when the General Partner, in its discretion, determines that a revaluation of the Property of the Partnership is necessary to properly reflect the economic relationship of the Partners to one another and the Partnership;

(iii) The Carrying Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

(iv) The Carrying Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Carrying Values shall not be adjusted pursuant to this clause (iv) to the extent the General Partner determines that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Carrying Value of an asset has been determined or adjusted pursuant to clause (i), clause (ii) or clause (iv) of this definition, such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Certificate” means the certificate of limited partnership of the Partnership filed in accordance with the Act.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Conversion Certificate” means the certificate of conversion of ICG LLC into the Partnership filed in accordance with the Act.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Exchange Agreement” means that certain Exchange Agreement, dated as of                      , 2010, by and between the ICG LLC, the Public Company and ICGI Holdings.

“Fiscal Year” of the Partnership means the calendar year.

“GAAP” means generally accepted accounting principles in the United States.

“General Partner” means the General Partner or a successor General Partner appointed in accordance herewith.

“ICGI Holdings” is defined in the preamble to this Agreement.

“ICGI Holdings Common Units” means the membership interests that are designated as Common Units in the limited liability company agreement of ICGI Holdings.

“ICGI Holdings Investor Member” shall mean ARCC Imperial LLC and any Person to whom it has made an Investor Member Permitted Transfer (as defined in the ICGI Holdings Limited Liability Company Agreement dated                 , 2010, by and among the members of ICGI Holdings).

“Initial General Partner” is defined in the preamble.

“Interest” means an ownership interest in the Partnership by a Partner, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Partner to comply with the terms and provisions of this Agreement.

“Liquidator” means the General Partner or its successor or, if none, such other Person selected by a vote of the Partners to conduct the winding-up of the Partnership and distribution of its assets following dissolution of the Partnership.

“Limited Partner” means a Partner who is not a general partner.

“LP Units” means the units into which the Interests of the Partners are divided for purposes of this Agreement. LP Units shall be fungible, and each LP Unit shall have the same economic and voting rights as each other LP Unit.

“Net Cash Flow” means the gross cash proceeds from Partnership operations and from sales or refinancings attributable to Partnership assets less the portion thereof used to pay or establish reserves for all Partnership expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the General Partner. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

“Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

“Partner” means ICGI Holdings and the General Partner or any other Person who has become a Partner pursuant to the terms of this Agreement and who has not ceased to be a Partner. “Partners” means all such Persons.

“Partner Nonrecourse Debt” shall have the meaning ascribed to the term “Partner Nonrecourse Debt” in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability of the Partnership, determined in accordance with Regulations Sections 1.704-2(i)(2) and (3).

“Partner Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year of the Partnership equals the excess (if any) of the net increase (if any) in the amount of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Partner that bears (or is deemed to bear) the economic loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2).

“Partnership” means Imperial Capital Group, L.P., the Delaware limited partnership organized pursuant to this Agreement.

“Partnership Minimum Gain” shall mean the amount determined by computing with respect to each nonrecourse liability of the Partnership the amount of gain (of whatever character), if any, that would be realized by the Partnership if it disposed (in a taxable transaction) of the property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed as set forth in Regulations Section 1.704-2(d).

“Person” means any individual, partnership, corporation, trust or other entity.

“Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(iii) In the event the Carrying Value of any Partnership asset is adjusted, the amount of such adjustment shall be taken into account as if gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;

(v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; and

(vi) Any items that are specially allocated pursuant to the provisions of Section 4.2 shall not be taken into account in computing Profits or Losses.

“Property” means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

“Public Company” means Imperial Capital Group, Inc., the Delaware corporation that has joined in this Agreement as General Partner.

“Public Company Common Stock” means Class A common stock, par value $0.01 per share, of the Public Company.

“Public Offering” is defined in the recitals.

“Register” is defined in Section 2.8.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Tax Priority” with respect to each LP Unit means, with respect to each year, an amount equal to the sum of (i) the product of (A) the highest combined federal, state and local income tax rate, taking into account the federal deduction for state and local taxes, for individuals resident in California and (B) the amount of allocations of taxable income (exclusive of net capital gain) to a LP Unit held by ICGI Holdings with respect to such year net of allocations of losses to such LP Unit to the extent such losses were not utilized in a prior year to offset allocations of net income in respect of such LP Unit and (ii) the product of (A) the highest combined federal, state and local income tax rate, taking into account the federal deduction for state and local taxes, on long term capital gains for individuals resident in California and (B) the amount of allocations of net capital gain to a LP Unit held by ICGI Holdings with respect to such year; provided, however, if the Tax Priority with respect to the Public Company is not sufficient to enable the Public Company to pay (x) all of its actual federal, state, and local tax liability for any year and (y) any obligations under the Tax Receivable Agreement entered into by and between the Public Company and ICGI Holdings, then the Tax Priority with respect to each LP Unit will be increased to an amount sufficient for the Public Company to pay such liabilities.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, assign, mortgage, give, create a security interest in or lien on, encumber, place in trust (voting or otherwise), pledge, hypothecate, or otherwise dispose of.

ARTICLE II.

FORMATION

Section 2.1. Formation. The Partnership was established as a limited partnership by the filing of the Certificate and the Conversion Certificate with the Delaware Secretary of State and is and shall be governed by the provisions of the Act and upon the terms and conditions set forth in this Agreement.

Section 2.2. Name. The name of the Partnership is Imperial Capital Group, L.P., and all business of the Partnership shall be conducted in such name.

Section 2.3. Purpose. The purpose of the Partnership is any lawful act or activity for which limited partnerships may be formed under the Act.

Section 2.4. Admission of the General Partner. By their execution of this Agreement, the Partners admit the Public Company as general partner; and the Initial General Partner withdraws as a general partner, but continues as a limited partner with respect to its Interest in the Partnership. The parties shall cause the prompt filing of an amendment to the Certificate to reflect such admission and withdrawal.

Section 2.5. Principal Place of Business. The principal place of business of the Partnership shall be at such place as the General Partner may designate. The General Partner may change the principal place of business of the Partnership to any other place upon fifteen (15) days notice to the remaining Partners.

Section 2.6. Term. The term of the Partnership commenced upon the filing of the Certificate as described in Section 2.7(a) and shall continue until the winding up and liquidation of the Partnership, and the completion of its business following a dissolution event, as provided in Article XII hereof.

Section 2.7. Filings; Agent for Service of Process.

(a) The Certificate of the Partnership and the Conversion Certificate were filed as required by and in conformance with Section 17-206 of the Act on                 , 2010. The General Partner shall further cause to be executed, filed and recorded and shall cause to be published, if required by law, such other certificates or other instruments as may be necessary or desirable under the laws of any state in which the Partnership does business.

(b) The address to which the Secretary of State shall send service of process is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

(c) Upon the dissolution and following the wind-up and liquidation of the Partnership, the General Partner shall promptly execute and cause to be filed a certificate of cancellation of its Certificate in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership may have filed certificates or other instruments.

Section 2.8. Register. The General Partner shall cause to be maintained in the principal office of the Partnership a register setting forth the name, address and number of LP Units of each Partner and such other information as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Partner. No action of any Limited Partner shall be required to amend or update the Register.

ARTICLE III.

ORGANIZATION; CAPITAL AND INTERESTS

Section 3.1. Organization and Establishment of Partners.

(a) ICGI Holdings and ICGH LLC have caused the conversion of ICG LLC into the Partnership, with ICGI Holdings being the Initial General Partner; and the capital of ICG LLC has become the capital of the Partnership. The Public Company has thereupon acquired LP Units from ICGI Holdings, and the parties have joined in this Agreement to admit the Public Company as general partner, acknowledge the withdrawal of ICGI Holdings as general partner and continuation as a holder of LP Units and Limited Partner, and acknowledge the withdrawal of ICGH LLC as a Partner upon its transfer of its LP Units to ICGI Holdings. ICGI Holdings acknowledges that it is not entitled to any reimbursement of expenses for its services as general partner. Following such admissions and withdrawals, the Public Company will make a Capital Contribution to the Partnership in exchange for additional LP Units.

(b) To establish the members of the Partnership as described in paragraph (a) of this Section, by their execution of this Agreement:

(i) The parties do hereby admit the Public Company as General Partner, and the Public Company does hereby accept and assume the responsibilities of general partner of the Partnership,

(ii) ICGI Holdings does hereby withdraw as Initial General Partner and acknowledge its continuation as a Limited Partner; and

(iii) ICGH LLC does hereby withdraw as a Limited Partner, effective upon its transfer of its LP Units to ICGI Holdings.

Section 3.2. Capital Accounts. A separate Capital Account shall be established and maintained for each Partner to reflect the economic interest of each Partner in the Partnership.

Section 3.3. Interests of the Partners.

(a) The Partners’ interests in the Partnership are represented by LP Units, and a record of the number of LP Units held by the Partners from time to time shall be maintained in the Register.

(b) It is the intention of the Partners that, unless otherwise determined by the board of directors of the Public Company, including a majority of the independent directors of such board, so long as ICGI Holdings owns LP Units, the number of outstanding LP Units shall equal the sum of the number of outstanding ICGI Holdings Common Units plus the number of outstanding shares of the Public Company Common Stock, and each of the Public Company, ICGI Holdings and the Partnership agrees to cooperate to effect the intent of this sentence. To this end, if the Public Company raises capital for the Partnership by offering Public Company Common Stock to the public for cash or issues Public Company Common Stock to employees of the Partnership or directors of the Public Company pursuant to the terms of any Public Company equity incentive plan, upon receipt of such cash by the Partnership from the Public Company and in consideration for the services of such employees or directors, additional LP Units shall be issued to the Public Company by the Partnership. In the event that the Public Company shall: (i) subdivide the outstanding shares of Public Company Common Stock into a greater number of shares; (ii) combine the outstanding shares of Public Company Common Stock into a smaller number of shares; (iii) pay a dividend or make a distribution on shares of Public Company Common Stock in the form of shares of Public Company Common Stock; (iv) make a distribution on shares of Public Company Common Stock in shares of its share capital other than Public Company Common Stock or (v) issue by reclassification of the outstanding shares of Public Company Common Stock any shares of its share capital, then the number of LP Units and ICGI Holdings Common Units would be proportionately adjusted to the extent necessary to preserve the economic rights of the Public Company and ICGI Holdings in the Partnership, with such adjustment to be determined in good faith by the Public Company Board in consultation with ICGI Holdings. Similarly, if any shares of the Public Company Common Stock are issued subject to restrictions resulting in forfeiture to the Public Company or are otherwise redeemed by the Public Company, a corresponding number of LP Units of the Partnership shall be surrendered to the Partnership by the Public Company for cancellation. Notwithstanding anything to the contrary contained herein, the Public Company, ICGI Holdings and the Partnership shall not take any action which would cause the ICGI Holdings Investor Member to beneficially own in excess of 5% of the Public Company or any subsidiary of the Public Company.

Section 3.4. Documentation Regarding Interests. The Partners’ Interests shall be documented and recorded by an entry on the Partnership’s books and shall not be certificated or otherwise documented except as may be determined by the General Partner. If any Transfer of a Partner’s Interest is permitted pursuant to the terms of this Agreement, such Transfer shall after receipt by the General Partner of all required documentation thereof be made by a proper entry on the books of the Partnership, including the Register. Any Transfer which is required pursuant to the terms of the Exchange Agreement upon a Change of Control (as defined in the Exchange Agreement) may be effected by the General Partner without further action by the Transferring Partner.

Section 3.5. Other Matters.

(a) No Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership by reason of this Agreement.

(b) Except as otherwise provided by this Agreement any other agreements between or among the Partners or applicable state law, no Partner shall be required to make any additional Capital Contributions to the Partnership or lend any funds to the Partnership; and no Partner shall have any personal liability for the repayment of any Capital Contributions of any other Partner.

(c) Except as expressly provided herein, no Partner shall be entitled to receive any distribution of money or other property prior to the dissolution and liquidation of the Partnership.

ARTICLE IV.

ALLOCATIONS

Section 4.1. Profits and Losses. Subject to the provisions of Section 4.2, Profits and Losses, and each item thereof, shall be allocated among the Partners in accordance with the number of LP Units held by each.

Section 4.2. Special Allocations.

(a) Minimum Gain Chargeback. Notwithstanding Section 4.1, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, in subsequent fiscal years) in an amount equal to the portion of such Partner’s share of the net decrease in Partnership Minimum Gain that is allocable to the disposition of Partnership property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to this Section 4.2(a) shall be made in proportion to the amounts required to be allocated to each Partner under this Section 4.2(a). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This Section 4.2(a) is intended to comply with the minimum gain chargeback requirements contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Chargeback of Minimum Gain Attributable to Partner Nonrecourse Debt. Notwithstanding Section 4.1 of this Agreement, if there is a net decrease in Partnership Minimum Gain attributable to a Partner Nonrecourse Debt, during any Fiscal Year, each Partner who has a share of the Partnership Minimum Gain attributable to such Partner Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Partner’s share of the net decrease in Partnership Minimum Gain attributable to such Partner Nonrecourse Debt that is allocable to the disposition of Partnership property subject to such Partner Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(i)(5)). Allocations pursuant to this Section 4.2(b) shall be made in proportion to the amounts required to be allocated to each Partner under this Section 4.2(b). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 4.2(b) is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4), and shall be interpreted consistently therewith.

(c) Nonrecourse Deductions. Notwithstanding Section 4.1, any nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Partners in accordance with their LP Units.

(d) Partner Nonrecourse Deductions. Notwithstanding Section 4.1, those items of Partnership loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Partner Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse debt to which such items are attributable in accordance with Regulations Section 1.704-2(i).

(e) Qualified Income Offset. Notwithstanding Section 4.1, if a Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Partner’s Capital Account in excess of such Partner’s share of Partnership Minimum Gain, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant to this Section 4.2(e) shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article IV so that the net amount of any item so allocated and the income, gain, and losses allocated to each Partner pursuant to this Article IV to the extent possible, shall be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Section 4.2(e) if such unexpected adjustments, allocations, or distributions had not occurred.

(f) Limitation on Losses. Notwithstanding Section 4.1, loss allocations to a Partner shall be made only to the extent that such loss allocations will not create a deficit Capital Account balance for that Partner in excess of an amount, if any, equal to such Partner’s share of Partnership Minimum Gain that would be realized on a foreclosure of the Partnership’s property. Any loss not allocated to a Partner because of the foregoing provision shall be allocated to the other Partners (to the extent the other Partners are not limited in respect of the allocation of losses under this Section 4.2(f)).

(g) Curative Allocations. Any special allocations of items of income, gain, loss or deduction pursuant to Sections 4.2 hereof shall be taken into account in computing subsequent allocations of Profits and Losses pursuant to Section 4.1 hereof, so that the net amount of any items so allocated and the gain, loss and any other item allocated to each Partner pursuant to Section 4.1 hereof shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Article IV if such special allocations had not occurred.

Section 4.3. Allocations of Tax Items.

(a) Items of income, deduction, gain and loss that are recognized by the Partnership for federal income tax purposes shall be allocated among the Partners consistent with the allocations of such items under Sections 4.1 and 4.2. To the extent appreciation or depreciation in asset values is reflected in Capital Accounts prior to recognition for tax purposes, allocations shall be made in accordance with the principles and provisions of Code Section 704(c).

(b) All items of federal income tax credit and items of tax credit recapture shall be allocated among the Partners in accordance with the Partners’ interests in the Partnership as of the time the tax credit or credit recapture arises, as provided in Regulation Section 1.704-1(b)(4)(ii).

(c) Allocations pursuant to this Section 4.3 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Partner’s Capital Account or share of Profits, Losses, or distributions pursuant to any provision of this Agreement.

Section 4.4. Other Allocation Rules.

(a) It is the intention of the Partners that all allocations provided in this Agreement be made in accordance with Code Section 704(b), and Regulation Section 1.704-1; and, notwithstanding anything to the contrary contained herein, the General Partner may provide for the allocation of any item or items, for tax purposes or otherwise, including the allocation of any item or items to the Partners as may be necessary to be consistent therewith.

(b) In the event of a change in ownership of LP Units and for purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

ARTICLE V.

DISTRIBUTIONS

Section 5.1. Manner of Distributions. All distributions to the Partners shall be made to the holders of the LP Units as reflected in the Register on the record date for the distribution and in proportion to the number of LP Units held by each Partner.

Section 5.2. Tax Priority Distributions. Subject to the availability of Net Cash Flow and in accordance with Section 5.1, the General Partner shall distribute to the Partners on an annual or more frequent basis with respect to each year amounts necessary to satisfy the accrued Tax Priority with respect to the LP Units of the Partners for such year, such distributions to occur at the earlier of (i) within 105 days following the end of such year or (ii) such other date as may be necessary to enable the Public Company to pay on a timely basis all applicable federal, state and local income taxes for such year.

Section 5.3. Net Cash Flow. Net Cash Flow in excess of amounts distributable pursuant to Section 5.2 shall be distributed among the Partners in the manner provided in Section 5.1 and at such times as the General Partner determines, in its sole discretion.

ARTICLE VI.

GENERAL PARTNER

Section 6.1. Authority of the General Partner. The General Partner shall have full and complete charge of all affairs of the Partnership, and the management and control of the Partnership’s business and its investments and other assets shall rest exclusively with the General Partner, subject to the terms and conditions set forth in this Agreement. The General Partner shall have all of the rights and powers of a general partner as provided under the Act and as otherwise provided by law; and any action taken by the General Partner in connection with the Partnership shall constitute the act of, and serve to bind, the Partnership. The General Partner undertakes to fulfill its responsibilities as such and agrees to devote such of its time and activity as in its judgment it deems necessary for the management of the affairs of the Partnership.

Section 6.2. Powers of the General Partner. Subject to the provisions of Section 6.4, the General Partner shall manage the business of the Partnership and shall have all of the rights and powers which may be possessed by a general partner under the Act including, without limitation, the right and power to:

(a) invest, hold, sell and otherwise deal in any and all corporate equities and obligations, such as bonds, bank loans or other payables, including lower rated or unrated securities; options, futures and options on futures; commodities; real estate investment trusts and publicly traded master limited partnerships; securities of non-U.S. issuers; public or private investment funds; and all other types of securities, financial instruments, commodities or derivatives of any kind now or hereafter available;

(b) acquire by purchase, lease or otherwise any real or other personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership;

(c) deal in any Partnership Property, whether real property or personal property;

(d) operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership;

(e) execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance and operation of Property, or in connection with managing the affairs of the Partnership, including executing amendments to the Agreement and the Certificate in accordance with the terms of the Agreement pursuant to any power of attorney granted by the Partners to the General Partner;

(f) borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, and secure the same by mortgage, pledge, or other lien on any Property;

(g) execute, in furtherance of any or all of the purposes of the Partnership, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Property;

(h) prepay in whole or in part, refinance, recast increase, modify or extend any liabilities affecting the Property and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Property;

(i) care for and distribute funds to the Partners by way of cash, income, return of capital or otherwise, all in accordance with the provisions of this Agreement; and perform all matters in furtherance of the objectives of the Partnership or this Agreement

(j) appoint officers and agents of the Partnership and delegate to such Persons authority granted to the General Partner hereunder;

(k) contract on behalf of the Partnership for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the Property or operations of the Partnership, and enter into agreements with respect to their activities on behalf of the Partnership;

(l) engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a limited partnership under the laws of each state in which the Partnership is then formed or qualified;

(m) vote securities held by the Partnership;

(n) make any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of property pursuant to Code Sections 754, 734(b), and 743(b), or comparable provisions of state or local law, in connection with transfers of Interests by the Partners and distributions of property by the Partnership; (ii) to extend the statute of limitations for assessment of tax deficiencies against the Partners with respect to adjustments to the Partnership’s federal, state, or local tax returns; and (iii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacities as Partners and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners;

(o) take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement as may be necessary or appropriate to accomplish the purposes of the Partnership;

(p) institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against the Partnership or the Partners in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith; and

(q) acquire and enter into any contract of insurance which the General Partner reasonably deems necessary and proper for the protection of the Partnership, for the conservation of any asset of the Partnership, or for any purpose beneficial to the Partnership.

Section 6.3. Right to Rely upon General Partner. Any Person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partner as to:

(a) the identity of the General Partner or any other Partner;

(b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or which are in any other manner germane to the affairs of the Partnership;

(c) the Partners who are authorized to execute and deliver any instrument or document of the Partnership; or

(d) any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

Section 6.4. Restrictions on Authority of General Partner. Except with the prior written consent of all of the Partners, the General Partner shall not have the authority to:

(a) do any act in contravention of this Agreement;

(b) knowingly perform any act that would subject any Partner to personal liability for debts or obligations of the Partnership in any jurisdiction;

(c) engage in any activity which substantially changes the nature of the Partnership’s business;

(d) effect a split, reverse split or other modification of the LP Units or number thereof other than as expressly contemplated by Section 3.3(b) of this Agreement, provided that the General Partner shall not consent to any such action without the prior approval of the stockholders of the General Partner;

(e) convert the Partnership, by whatever means, into a corporation or another form of business entity; or

(f) dissolve or liquidate the Partnership.

Section 6.5. Duties and Obligations of the General Partner. The General Partner shall:

(a) take all actions which may be necessary or appropriate (i) for the continuation of the Partnership’s valid existence as a limited partnership under the laws of the State of Delaware and (ii) for the accomplishment of the Partnership’s purposes, including the acquisition, development maintenance, preservation and operation of Property in accordance with the provisions of this Agreement and applicable laws and regulations;

(b) devote to the Partnership such time as may be necessary for the proper performance of all duties hereunder in the discretion of the General Partner;

(c) be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership, including the safekeeping and use of all of the Property and the use thereof for the exclusive benefit of the Partnership;

(d) use its reasonable efforts to cause the Partnership to be formed, reformed, qualified or registered under assumed or fictitious name statutes or similar laws in any state or country in which the Partnership owns property or transacts business if such formation, reformation, qualification or registration is necessary in order to protect the limited liability of the Limited Partners or to permit the Partnership lawfully to own property or transact business; and

(e) manage and control the affairs of the Partnership and in doing so use its reasonable efforts to carry out the purpose of the Partnership for the benefit of all of the Partners and in exercising its powers, recognize its fiduciary responsibility to the Partnership.

Section 6.6. Compensation and Expenses.

(a) No Partner shall receive any salary, fee or draw for services rendered to or on behalf of the Partnership.

(b) The General Partner may charge the Partnership for expenses reasonably incurred in connection with the Partnership’s business and operations. For avoidance of doubt, the Partners acknowledge that the General Partner has been formed to provide access by the Partnership to the capital markets and ICGI Holdings has been formed to assure a continuity in management of the Partnership during the transition to public ownership through the General Partner. The Partners acknowledge and agree that the expenses of operation and maintenance of the General Partner and ICGI Holdings, including the expenses of ICGI Holdings’ independent auditors incurred in connection with the preparation of ICGI Holdings’ tax returns or the audit of ICGI Holdings’ financial statements, shall be borne by the Partnership as an expense of operations pursuant hereto; provided, that any out-of-pocket cash expenses (other than the expenses of ICGI Holdings’ auditors for the above-described tax returns and audits) related to the operation and maintenance of ICGI Holdings shall be borne solely by ICGI Holdings and its members.

Section 6.7. Signatures; Power of Attorney. Subject to the limitations imposed by Section 6.4, the signature of the General Partner shall be necessary and sufficient to convey title to any real property owned by the Partnership or to execute any promissory notes, trust deeds, mortgages or other instruments of hypothecation. All of the Partners agree that a copy of appropriate provisions of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the General Partner shall be sufficient to execute any documents necessary to effectuate this or any other provision of this Agreement.

ARTICLE VII.

RECORDS AND ACCOUNTING

Section 7.1. Records and Accounting. Proper and complete records and books of account of the business of the Partnership shall be maintained at the Partnership’s principal place of business. All books and records of the Partnership shall be kept in accordance with GAAP.

Section 7.2. Tax Information. Prior to the day on which the Partnership’s tax return for such fiscal year is filed, the General Partner shall cause to be delivered to each Person who was a Partner at any time during such fiscal year all information necessary for the preparation of such Partner’s federal income tax return, including a statement showing such Partner’s distributive share of the Partnership’s income, gains, losses, deductions, credits and tax preferences for the taxable year of the Partnership ending within or with its taxable year for federal income tax purposes, and the amount of any distribution made to or for the account of such Partner pursuant to this Agreement; provided, however, that within ninety (90) days after the end of each fiscal year, the General Partner shall cause to be delivered to each such Person an estimate of all such information.

Section 7.3. Tax Returns. The General Partner shall cause all required federal and state and local information returns for the Partnership to be prepared and timely filed with the appropriate authorities.

Section 7.4. Accounting Decisions. All decisions as to accounting principles used for financial reporting and tax accounting purposes shall be made by the General Partner on a basis that is acceptable to the Partnership’s accountants notwithstanding any other provisions to the contrary contained in this Agreement.

Section 7.5. Tax Elections.

(a) The General Partner shall cause the Partnership to elect, pursuant to Code Section 754 of the Code, to adjust the basis of Partnership property upon the transfer of an Interest or distribution of property as provided by the Code.

(b) The General Partner may, from time to time, make such other tax elections as it deems necessary, in its sole discretion to carry out the business of the Partnership or the purposes of this Agreement.

Section 7.6. Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year.

Section 7.7. Tax Matters. The General Partner shall act for the Partnership as “tax matters partner” for purposes of Section 6231(a)(7) of the Code.

ARTICLE VIII.

AMENDMENTS; MEETINGS; VOTING

Section 8.1. Amendment. Except as otherwise required by law or as provided elsewhere in this Agreement, this Agreement may be amended in any respect only with the consent of the General Partner and a majority in interest of the remaining Partners.

Section 8.2. Meetings of Partners. Meetings for purposes of voting shall be called by the General Partner who shall be required to give written notice thereof to all Partners entitled to vote at such meeting no less than ten (10) days and no more than thirty (30) days prior to the date of such meeting. Any such notice shall state briefly the purpose of the meeting, which shall be held at a reasonable time and at the principal office of the Partnership or such other location as shall be stated in the notice.

Section 8.3. Proxy of Partner. Each Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Partner executing it.

Section 8.4. Consent or Voting.

(a) All voting shall be based on the LP Units outstanding and not the number of Partners.

(b) In the event that the consent or vote of the Partners shall be required for any action hereunder and no specific proportion is stated herein, the affirmative vote of the Partners holding more than fifty percent (50%) of the total number of LP Units outstanding shall be required for such action. Where a consent or vote of a specified percentage of Partners or Interests is required, the affirmative vote of Partners holding at least such specified percentage of the total number of LP Units outstanding shall be required.

ARTICLE IX.

PARTNERS’ REPRESENTATION

Each Partner represents and warrants that (a) its Interest is acquired for investment and not with a view to the resale or other distribution thereof, (b) it is understood that none of the Interests have been registered under the Securities Act of 1933 or any similar legislation in any other country or jurisdiction, and that there may be no market for any Interest, and (c) the Interest is obtained without the benefit of any representation, warranty, or other assurance with respect to the financial condition or prospects of the Partnership or its Partners or other representatives thereof.

ARTICLE X.

TRANSFERS OF INTERESTS

Section 10.1. Restrictions on Partner’s Transfer of LP Units. Except as provided in Section 10.2, no Partner may Transfer all or any portion of its LP Units or any rights or entitlements derived therefrom at any time or howsoever acquired without the written consent of the remaining Partners, which consent may be denied for any reason whatsoever. For avoidance of doubt, a change of control of the Public Company shall not constitute a Transfer of LP Units for purposes of this Agreement.

Section 10.2. Permitted Transfers of LP Units. LP Units may be Transferred from time to time by ICGI Holdings to the Public Company in exchange for Public Company Common Stock pursuant to and in accordance with the Exchange Agreement.

Section 10.3. Interest of the General Partner. No General Partner may transfer all or any portion of its Interest to any Person without the prior written consent of the remaining Partners, which consent may be denied for any reason whatsoever. For avoidance of doubt, a change of control of the Public Company shall not constitute a Transfer of the Interest of the General Partner for purposes of this Agreement.

ARTICLE XI.

ADMISSION AND WITHDRAWAL OF PARTNERS

Section 11.1. Admission. Except (i) as provided in Section 3.1 or (ii) in connection with a pro rata distribution to the members of ICGI Holdings or its successor entity, if any, no Person, other than an existing Partner, shall be admitted as a Partner of the Partnership. Any Person to be admitted as a Partner shall execute such documents and instruments, including an agreement to be bound by the terms of this Agreement, and shall satisfy such other conditions as the General Partner shall require.

Section 11.2. Withdrawal of Limited Partner. Except as provided in Section 3.1, no Limited Partner shall be permitted to withdraw from the Partnership without the consent of the General Partner and an approving vote of the remaining Partners.

Section 11.3. Resignation of General Partner. Upon ninety (90) days prior written notice, any General Partner may resign. In the event of the resignation of a General Partner, a successor General Partner shall be appointed as provided in Section 11.4 below.

Section 11.4. Successor General Partner. If the General Partner ceases to act as General Partner, the successor General Partner shall be selected by the majority vote of the Partners. The successor General Partner shall become a General Partner upon its written acceptance of the appointment and written agreement to be bound as a General Partner under the terms of this Agreement. In the event a successor General Partner is designated and accepts the designation, the successor General Partner shall assume all the duties and obligations of the predecessor General Partner set forth in this Agreement

Section 11.5. Rights of Resigned General Partner.

(a) The resignation of a General Partner shall not affect its right to reimbursement for expenses incurred.

(b) A resigned General Partner (which term, for purposes of this section, shall include its successors and assigns) shall continue to have the rights and obligations of a Partner with respect to its LP Units, if any.

ARTICLE XII.

DISSOLUTION AND LIQUIDATION

Section 12.1. Dissolution. The Partnership shall continue until the occurrence of any one or more of the following events:

(a) such time that the General Partner, with an approving vote of the remaining Partners, determines to dissolve the Partnership; or

(b) upon the bankruptcy, resignation, dissolution, or withdrawal of the General Partner, or upon the occurrence of any event which, under the provisions of the Act, would cause a dissolution; provided, however, that upon such an occurrence, no dissolution shall occur if the Partners, by a majority vote, elect to continue the business of the Partnership and appoint a successor General Partner in accordance with Section 11.4.

No Partner has the right, on account of any dissolution of the type described in this Section 12.1, to have the Partnership’s assets applied to discharge its liabilities.

Section 12.2. Winding-Up of Affairs. Upon the dissolution of the Partnership in accordance with the provisions of this Agreement, the Partnership shall immediately commence winding up its affairs and shall file a notice of dissolution or cancellation. The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the Liquidator, who is hereby authorized to do all acts authorized by law for these purposes. Without limiting the generality of the foregoing, the Liquidator, in carrying out such winding-up and distribution, shall have full power and authority to sell all or any of the Partnership assets or to distribute the same in kind to the Partners. Any assets distributed in kind shall be subject to all operating agreements or other agreements relating thereto which shall survive the termination of the Partnership. Following the winding-up of the Partnership, the proceeds from liquidation of Partnership assets shall be applied and distributed as set forth in Section 12.3.

Section 12.3. Liquidating Distributions.

(a) Following dissolution of the Partnership and incident to the winding-up of the Partnership’s affairs, all debts and liabilities of the Partnership shall be discharged in the order of priority provided by law. The fair market value of the respective remaining assets of the Partnership shall then be determined; with the fair market value of any assets other than cash being determined by an independent appraiser selected by the Liquidator with the approval of a majority vote of the Partners. Thereupon, the assets of the Partnership shall be distributed to the Partners in proportion to the number of LP Units held by each Partner in relation to the aggregate number of outstanding LP Units. For purposes of such allocation only, it shall be assumed that the assets of the Partnership other than cash had been sold for an amount equal to their fair market value as determined above, and that the income, gain or loss from such sale had been allocated in accordance with Article IV. Each Partner shall receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Partner to Partner, all as the Liquidator may decide. Except as provided below, if such distributions are insufficient to return to any Partner the full amount of its Capital Contributions, such Partner shall have no recourse against the Partnership or any other Partner.

(b) The proceeds of liquidation and any unliquidated assets of the Partnership shall be distributed as provided in Section 12.3(a). Any reserves established by the Liquidator in the course of such distribution shall be held for so long as the Liquidator shall deem necessary in a special account maintained by the Liquidator for the purpose of paying contingent or unforeseen liabilities or obligations. At the time the Liquidator determines that there is no longer a need for the reserve, it shall be distributed in the order of priority established in Section 12.3(a). The distribution of the reserve shall commence where the initial distribution of the assets of the Partnership ended. For purposes of this Section 12.3, expenses of dissolution and liquidation shall be treated as debts and obligations of the Partnership.

ARTICLE XIII.

MISCELLANEOUS

Section 13.1. Notices. All notices, consents, approvals, requests, demands or other communications (“notices”) which any of the parties to this Agreement may desire to be required to give hereunder, shall be in writing and shall be deemed properly given if (i) hand delivered, (ii) sent by private or public mail carrier which provides evidence of delivery, (iii) sent by United States, certified or registered mail, postage prepaid, return receipt requested, (iv) sent by facsimile transmission or (v) sent by electronic mail, in each case addressed as follows:

(a) to the Partnership, or the General Partner, at the principal place of business of the Partnership or to such other addresses as may be designated by the General Partner by notice to all Partners pursuant to the terms of this Section; and

(b) to Partners at the address set forth on the signature page hereto or to such other addresses as may be designated by the respective Partners by notice to the Partnership from time to time and reflected in the Register.

Any distribution made, or notice given, to a Partner at its last known address as shown on the records of the Partnership shall be considered effective three (3) days after deposit in any post office or branch post office, regularly maintained by the United States government and shall completely satisfy the obligations of the Partnership hereunder in respect of such distribution or notice. Any notice to be given by any Partner may be given by counsel or attorney-in-fact for that Partner.

Section 13.2. Binding Effect. Unless otherwise provided herein, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees, and assigns, and shall inure to the benefit of the Partnership, its successors and assigns.

Section 13.3. Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Partnership or any Partner.

Section 13.4. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

Section 13.5. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such legality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

Section 13.6. Further Action. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

Section 13.7. No Other Beneficiaries. The rights and obligations of the Partners under this Agreement are for the exclusive benefit of the Partners, and no creditor or other party having dealings with the Partnership shall have any right or claim hereunder.

Section 13.8. Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of Partner or Partners may require.

Section 13.9. Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners. In the event this Agreement is in conflict with any other agreement among any of the parties hereto, the provisions of this Agreement shall prevail.

Section 13.10. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

Section 13.11. Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which the General Partner may take and all determinations which the General Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the General Partner. In the event there shall be more than one General Partner, all such actions and determinations shall be taken and made by the unanimous vote of all General Partners.

Section 13.12. Non-Arbitrability. Notwithstanding any other provision of this Agreement or any rules or regulations of any regulatory body, no controversy, claim, or breach arising out of or relating to this Agreement shall be submitted for settlement to a panel of arbitrators, and the Partners agree that any such disputes shall be determined only by a court having jurisdiction thereof in accordance with this Agreement.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above set forth.

GENERAL PARTNER:	IMPERIAL CAPITAL GROUP, INC.

Facsimile No.: (310) 777-3000

By:
		Name:	Jason Reese
		Title:	Chief Executive Officer

LIMITED PARTNER:	ICGI HOLDINGS, LLC
And to signify its withdrawal as Initial General Partner as provided in Section 2.4.

Facsimile No.: (310) 777-3000

By:
		Name:	Jason Reese
		Title:	Member of the Executive Committee

WITHDRAWING LIMITED PARTNER:	IMPERIAL CAPITAL GROUP HOLDINGS, LLC
To signify its withdrawal as a Limited Partner following its transfer of its LP Units to ICGI Holdings, LLC	Facsimile No.: (310) 777-3000

By:
		Name:	Jason Reese
		Title:	Co-President

By:
		Name:	Randall Wooster
		Title:	Co-President

Signature Page to Amended and Restated Limited Partnership Agreement of ICG LP